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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                  ------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):    March 23, 2000

                                 INNOVEDA, INC.

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             (Exact Name of Registrant as Specified in its Charter)

                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)

          000-20923                                   93-1137888
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   (Commission File Number)                 (IRS Employer Identification No.)

293 Boston Post Road West, Marlboro, Massachusetts                01752
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(Address of principal executive offices)                        (Zip Code)

                                 (508) 480-0881
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               Registrant's Telephone Number, Including Area Code
      Summit Design, Inc., 9305 S.W. Gemini Drive, Beaverton, Oregon 97008
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             (Former Name or Address, if Changed Since Last Report)


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                                PRELIMINARY NOTE

         On March 23, 2000 a change in control of the Registrant occurred at the effective time (the "Effective Time") of the merger contemplated by that certain Agreement and Plan of Reorganization dated as of September 16, 2000 (the "Reorganization Agreement") by and among the Registrant, Hood Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of the Registrant ("Merger Sub"), and Viewlogic Systems, Inc., a Delaware corporation ("Viewlogic"). At the Effective Time, Merger Sub merged with and into Viewlogic with Viewlogic surviving as a wholly owned subsidiary of the Registrant (the "Merger"). In connection with the Merger, the Registrant changed its name to Innoveda, Inc.

         The Merger occurred following (i) the approval and adoption by the stockholders of Viewlogic at a special meeting of such stockholders on March 20, 2000 of the Reorganization Agreement and the transactions contemplated thereby, including the Merger, (ii) the approval by the stockholders of the Registrant at a special meeting of such stockholders on March 20, 2000 of the issuance of Common Stock (as defined herein) in connection with the Merger and amendments to the Registrant's Amended and Restated Certificate of Incorporation to both increase the number of shares of Common Stock authorized for issuance by the Registrant by 20.0 million shares to 50.0 million shares and to change the Registrant's name to Innoveda, Inc. and (iii) the satisfaction of certain other closing conditions.

         Pursuant to the terms of the Reorganization Agreement, at the Effective Time, the shares of capital stock of Viewlogic issued and outstanding immediately prior to the Effective Time were automatically converted into the right to receive (i) shares of the Registrant's common stock, $0.01 par value per share (the "Common Stock"), based upon an exchange ratio of 0.67928 of a share of Common Stock for each share of Viewlogic's capital stock (the "Exchange Ratio"), plus (ii) cash in lieu of any fractional shares of Common Stock, based on the then-fair market value of the Common Stock. In addition, at the Effective Time all options to purchase Viewlogic's capital stock then outstanding under Viewlogic's stock plans were assumed by the Registrant with appropriate adjustments, based upon the Exchange Ratio, to both the exercise price thereof and the number of shares for which such options are exercisable. The terms of the Reorganization Agreement were the result of arm's-length negotiations among the parties thereto.

         As a result of the above-described conversion of Viewlogic's then-outstanding capital stock at the Effective Time, the former holders of Viewlogic's capital stock now hold approximately 51% of the shares of Common Stock. Additional information relating to (i) the stockholders of both Viewlogic and the Registrant, (ii) the respective beneficial ownership of Common Stock of certain of such stockholders, (iii) the management, including directors and executive officers of the Registrant as of the Effective Time and (iv) the Reorganization Agreement and the transactions contemplated thereby, including the Merger, were all previously reported in the Registrant's Registration Statement on Form S-4 (Commission File No. 333-89491) (the "Registration Statement") and pursuant to General Instruction B. 3 of Form 8-K are not additionally reported herein.


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         The Merger is intended to be a reorganization within the meaning of
Section 386 of the Internal Revenue Code of 1986, as amended, and to be accounted for as a purchase. The Merger is being accounted for under the purchase method of accounting. As the former stockholders of Viewlogic now hold a controlling interest in the Registrant, for accounting purposes, the acquisition is a "reverse acquisition" and Viewlogic is the "accounting acquirer". As Viewlogic was the accounting acquirer, its accounts being recorded at historical cost and the assets and liabilities of the Registrant being recorded at their estimated fair value as of the closing date.

         Viewlogic offers productivity enhancing software and services for the electronic design automation market. The Registrant currently intends to continue to use the tangible assets of Viewlogic constituting plant, equipment or other physical property substantially in the same manner in which they were used by Viewlogic immediately prior to the Merger.

         Additional information relating to the Reorganization Agreement and the transactions contemplated thereby, including the Merger, is included in the Registrant's Registration Statement.

         This Current Report on Form 8-K contains forward-looking statements which reflect the Registrant's current judgment on certain issues, including the tax and accounting effects of the Merger and the Registrant's use of the assets and businesses acquired by it in the Merger. Because these statements apply to future events, they are subject to risks and uncertainties that could cause the actual results to differ materially. Important factors which could cause actual results to differ materially include the ability of the Registrant to successfully integrate the businesses of Viewlogic with its businesses, the volatility of Innoveda's quarterly results and the impact of financial charges related to the business combination of Viewlogic and the Registrant, the intense competition the Registrant faces, the Registrant's ability to develop new products, and the other risks described in the Registration Statement and in the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, on file with the Securities and Exchange Commission, which factors are incorporated herein by reference.

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

         The disclosure required by Item 1 of Form 8-K is set forth in the Preliminary Note to this Current Report on Form 8-K.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         The disclosure required by Item 2 of Form 8-K is set forth in the Preliminary Note to this Current Report on Form 8-K.

ITEM 5.  OTHER INFORMATION.

         The Registrant is reporting herein the following financial information of Viewlogic for each of the three month periods ending April 3, 1999, July 3, 1999 and October 2, 1999. The following information should be read together with the consolidated audited financial statements of Viewlogic Systems, Inc. and subsidiaries for the year ended January 1, 2000, which financial statements the Registrant will file under Item 7 hereof not later than 60 days after this Current Report on Form 8-K is due by an amendment hereto.

STATEMENTS OF REVENUES AND EXPENSES
CONSOLIDATED STATEMENTS OF OPERATIONS
YEAR ENDED JANUARY 1, 2000

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                                                                      Three Months Ended,
                                                ------------     ------------    ------------    -------------
                                                 April 3,          July 3,       October 2,       January 1,
                                                   1999             1999            1999             2000
                                                ------------     ------------    ------------    -------------
  REVENUE:
       Software                                    $ 6,534          $ 6,565         $  6,008          $ 4,746
       Services and other                            7,450             6,683           7,577            7,936
                                                ------------     ------------    ------------    -------------

           Total revenue                            13,984            13,248          13,585           12,682
                                                ------------     ------------    ------------    -------------

COSTS AND EXPENSES:

       Cost of software                               1,366            1,371           1,766            1,483
       Cost of services                               1,549            1,608           1,514            1,716
       Selling and marketing                          5,578            5,651           5,334            5,916
       Research and development                       2,690            2,788           2,902            2,942
       General and administrative                       994            1,025             996              927
       Amortization of intangibles                       30               90             234              316
       Amortization of stock compensation               122              123             139              147
                                                ------------     ------------    ------------    -------------
           Total operating expenses                  12,329           12,656          12,885           13,447
                                                ------------     ------------    ------------    -------------
INCOME (LOSS ) FROM OPERATIONS                        1,655              592             700             (765)
                                                ------------     ------------    ------------    -------------

OTHER INCOME (EXPENSE):
       Interest income                                   56                 7             24               14
       Interest expense                                (351)            (304)           (326)            (358)
       Other, net, principally foreign
       exchange losses                                  (45)              11            (244)            (126)
                                                ------------     ------------    ------------    -------------
           Other income (expense), net                 (340)            (286)           (546)            (470)
                                                ------------     ------------    ------------    -------------

INCOME (LOSS) BEFORE INCOME TAXES                     1,315               306            154           (1,235)

PROVISION (BENEFIT) FOR INCOME TAXES                    575               171            (38)            (427)
                                                ------------     ------------    ------------    -------------
NET INCOME (LOSS)                                    $  740           $  135           $ 192         $   (808)
                                                ============     ============    ============    =============

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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a)      FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

         The Registrant has not included the financial statements of the business acquired, as described in Item 2 of this Current Report on Form 8-K, and will file such financial statements not later than 60 days after this Current Report on Form 8-K is due by an amendment hereto.

         (b)      PRO FORMA FINANCIAL INFORMATION.

         The Registrant has not included the pro forma financial information for the transaction described in Item 2 of this Current Report on Form 8-K and will file such pro forma financial information not later than 60 days after this Current Report on Form 8-K is due by an amendment hereto.

         (c) Exhibits.


                                      -2-

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         The Exhibits filed as part of this Current Report on Form 8-K are listed on the Exhibit index immediately preceding such Exhibits, which Exhibit Index is incorporated herein by reference. Documents listed on such Exhibit Index, except for documents identified by footnotes, are being filed as exhibits herewith. Documents identified by footnotes are not being filed herewith and, pursuant to Rule 12b-32 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), reference is made to such documents as previously filed as exhibits filed with the Securities and Exchange Commission. The Registrant's file number under the Exchange Act is 000-20923.

ITEM 8.  CHANGE IN FISCAL YEAR.

         Prior to the Effective Time, the Registrant had a fiscal year ending on December 31 of each year and Viewlogic had a fiscal year ending on the Saturday closest to December 31 of each year (E.G. Viewlogic's 1999 fiscal year ended on January 1, 2000, the Saturday closest to December 31, 1999). Due to the treatment of the transactions described in the Preliminary Note to this Current Report on Form 8-K as a "reverse acquisition" with viewlogic as the "accounting acquirer", at the Effective Time Viewlogic's financial statements fiscal year became the fiscal year of the Registrant.

                                      -23-
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                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 INNOVEDA, INC.

Date:  April 7, 2000             By: /s/ Kevin P. O'Brien
                                     ----------------------------------
                                 Name:      Kevin P. O'Brien
                                 Title:     Vice President, Finance and
                                            Chief Financial Officer


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                                  EXHIBIT INDEX

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EXHIBIT NO.       DESCRIPTION


2.1(1)            Agreement and Plan of Reorganization by and among the
                  Registrant, Hood Acquisition Corp. and Viewlogic Systems, Inc.
2.2(1)            Form of Viewlogic Systems, Inc. Voting Agreement.
3.1               First Amendment to Amended and Restated Certificate of
                  Incorporation of the Registrant.
4.1               Specimen certificate for shares of Common Stock, $0.01 par value per share, of the Registrant.

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(1) Incorporated herein by reference to the Registrant's Registration Statement on Form S-4 (Commission File No. 333-89491).